                                                                 EXHIBIT 10.10






                           2005 Pay-For-Performance

                            Deferral Program Guide







































                      [LOGO OF AMERICAN EXPRESS COMPANY]

                               Table of Contents


                                                                     Page

2005 Pay-for-Performance Deferral Guide                              2 - 13

Introduction                                                         2
Payout Provisions                                                    7
Additional Details on Initial Deferred Amount                        11
Impact of Transfer on Initial Deferred Amount/Effect of              12
Deferred Amounts on Pension Calculations
Impact of Deferral on U.S. Section 401(k) Plans
and Other Benefit Plans                                              13


Appendix -- Deferral Election Forms                                  14 - 25

Worksheet for 2005 Pay-for-Performance

Deferral Program (required for any deferral request)                 16


     Election Form for 2005 Annual Incentive Award (otherwise        18
     payable on or about February 2006)

     Election Form for 2005 Base Salary (otherwise payable in 2005)  20

     Election Form for PG-XVI Award Granted                          22
     (otherwise payable on or about February 2008)

     Comprehensive Designation of Beneficiary Form (optional         24
     for any deferral request)

                           American Express Company


                           2005 PAY-FOR-PERFORMANCE

                            DEFERRAL PROGRAM GUIDE

These are the basic guidelines of the Compensation and Benefits Committee of the Board of Directors of American Express Company (the "Committee") concerning requests for deferred payment of:

   - any cash awards related to the 2005 performance year ("2005 Annual Incentive Award") otherwise payable on or about February 2006, under the American Express Annual Incentive Award Plan or any successor plan or plans ("Incentive Plan") (a),

   - 2005 base salary otherwise payable in 2005 under the applicable AXP Salary Deferral Plan or IDS Current Service Deferred Compensation Plan, or any successor plan or plans ("Deferral Plan"), and

   - any eventual payout under the Portfolio Grant-XVI Award granted on or about 2005 and otherwise payable on or about February 2008 ("PG-XVI Award") under the American Express 1998 Incentive Compensation Plan (the "1998 Plan").(b)

A deferral of your 2005 Annual Incentive Award, 2005 base salary and/or PG-XVI Award is part of the 2005 Pay-for-Performance Deferral Program (the "Program").

Interest equivalents to be credited under the ROE formula rate have substantially changed for the 2005 Program as compared to prior years so that crediting amounts may be substantially less than under prior programs.

Congress has passed new legislation (known as the American Jobs Creation Act of 2004 (the "AJCA")), generally effective in 2005, which makes significant changes to the area of nonqualified deferred compensation. Any terms and features of, and rights and benefits under, the 2005 Pay-for-Performance Deferral Program Guide and your deferral election may be interpreted, modified or terminated by the Committee in its sole discretion in any manner and at any time without your prior consent or notice (including, but not limited to, deferring the payment date and alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to the AJCA, applicable regulations thereunder, and other IRS guidance.


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(a)  The Committee may include other incentive programs or awards in its sole discretion. Such other arrangements will be included in the "2005 Award" and "Incentive Plan" references in this Guide.

(b)  Also applies to any Performance Grant as determined by the Committee.

Eligible employees will be notified about the Program. Generally, you are eligible if you are an "active" (as defined) senior level employee (band 50 or above) who participates in the applicable Incentive Plan and: (i) is subject to U.S. income taxes, or (ii) is designated by the Company as an eligible U.S. Dollar-Paid Expatriate who is a U.S. Citizen or U.S. Greencard holder. You may request deferred payment of a 2005 Award, 2005 base salary and/or PG Award subject to the provisions of this Guide, the applicable Incentive Plan, the applicable Deferral Plan and the 1998 Plan.

You must be an "active" employee (i.e., providing services to the Company or an approved subsidiary) on December 31, 2004 and the remainder of 2005 to participate in the 2005 Program. Employees who become newly eligible during 2005 may request deferred payment of eligible compensation if they make their request to defer no later than 30 days after their first day of eligibility (e.g., date of employment for new hires). If your employee status changes to "inactive" during the year for any reason including but not limited to severance payments or your employment terminates (for any reason, including retirement, disability or death), all deferral elections become immediately void except for any deferral amounts already credited.

If you elect to defer a portion of your base salary and your employee status changes to "inactive" (as described above) during the year, your bi-weekly base salary deductions will be discontinued and previous deductions will be credited to your account. In the case of a leave of absence, the bi-weekly base salary deductions in effect prior to the leave will resume when you return from leave to "active" status. Your initial deferral amount for the purposes of the 2005 Program, therefore, will be reduced.



                          MODIFICATION OR TERMINATION
                                  OF DEFERRAL

Any terms and features of, and benefits and rights under, the 2005 Pay-for-Performance Deferral Program Guide and your deferral election may be interpreted, modified or terminated by the Committee in its sole discretion in any manner and at any time without your prior consent or notice (including, but not limited to, alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to the AJCA, applicable regulations thereunder, and other IRS guidance. The ROE Formula Rate applied to your deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without your prior consent or notice.

                               TIMING OF REQUEST



Your request for deferral must be received as indicated in the deferral form on or before Friday, December 31, 2004 and is irrevocable when made (see applicable form in the Appendix). If the deferral form is not received by this date, the deferral election will not be effective. However, employees who become newly eligible during 2005 may request deferred payment of eligible compensation if they make their request to defer no later than 30 days after their first day of eligibility (e.g., date of employment for a new hire).


                            INITIAL DEFERRED AMOUNT

You can request to defer from one or more of the following sources provided you defer a minimum of $5,000 from each source you select:


   - any 2005 Annual Incentive Award that would otherwise be payable for 2005 performance (e.g., otherwise payable on or about February 2006 or possibly payable in whole or in part earlier if the Committee, in its discretion, so decides),

   - 2005 base salary, and/or

   - PG-XVI Award otherwise payable on or about February 2008.

The combined amounts that you elect to defer from your 2005 Annual Incentive Award, 2005 base salary and/or PG-XVI Award is the "Initial Deferred Amount."

The maximum total amount which you may elect to defer from your 2005 Annual Incentive Award, 2005 base salary and/or PG-XVI award combined is 100% of your annual base salary as of the later of December 31, 2004 or date of employment for a new hire.


Important additional details on the "Initial Deferred Amount" are shown on pages 11 and 12.

                              PERIOD OF DEFERRAL

You may request that payment(s) be deferred until one of the following (see also section on "Payout Provisions" on page 7):


   - a specific date, at least five years from date of deferral (i.e., February 1, 2011 for base salary and Annual Incentive Award deferrals; February 1, 2013 for PG-XVI deferrals) or later; or


   - your retirement*, or


   - a specified date after your retirement (but not later than 10 years after retirement)*.


Your payment request is subject to the conditions described in this Guide.

                         DEFERRAL BOOKKEEPING ACCOUNT

A bookkeeping account will be established and maintained (for purposes of this Guide the "Deferral Bookkeeping Account") in your name and will initially be credited with your Initial Deferred Amount as of the applicable date (i.e., when amount would otherwise have been paid). "Interest" equivalents will be accrued on the Initial Deferred Amount and thereafter on the deferred balance in the account, as adjusted annually.

                   "INTEREST" EQUIVALENTS ON DEFERRED AMOUNT

The deferred balance is "credited" or "debited" with "interest" equivalents based on a schedule established by the Committee (the "ROE Formula Rate"), which is based on the Company's annual return on equity ("ROE"), as reported, subject to adjustment for major accounting changes as determined by the Committee in its sole discretion (see schedule on following page). The ROE Formula Rate applied to your deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without your prior consent or notice.






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*Throughout this Guide, "retirement" means the date your employment terminates following your attainment of age 55 and 10 actual or deemed years of service with American Express Company or its affiliates, or such other meaning as determined by the Committee in its sole discretion. Also note that due to recent tax legislation (AJCA), the Company may not make deferred compensation payments upon a separation from service prior to the first day of the seventh calendar month beginning after the date of separation.

                       ROE Formula Rate Schedule For The

                   2005 Pay-For-Performance Deferral Program



           ----------------------------------------- ---------------------------------------------------

                                                                    then the ROE Formula
                        If ROE (a) is:                        Rate (b) applied to the deferral
                                                                  Bookkeeping Account is:
           ----------------------------------------- ---------------------------------------------------
                    0% (and below)                        ROE reduced by 1 percentage point
                           1                                              0%
                           2                                              0
                           3                                              0
                           4                                              0
                           5                                              4
                           6                                              4
                           7                                              4
                           8                                              4
                           9                                              4
                          10                                              5
                          11                                              5
                          12                                              5
                          13                                              6
                          14                                              7
                          15                                              7
                          16                                              8
                          17                                              8
                          18                                              9
                          19                                              9
                          20                                              9
                          21                                             10
                          22                                             11
                          23                                             12
                          24                                             13
                    25 (and above)                                  14 (maximum)





                        -A-                                                     -B-
------------------------------------------------------   ----------------------------------------------------------
     ROE means American Express Company's consolidated   As shown above, the deferred balance may
     annual Return on Equity as reported by the          decrease in value if ROE is zero or negative
     Company, subject to adjustment for significant      in any year. The ROE Formula Rate applied to
     accounting changes as determined by the Committee   your deferred balance may be changed,
     in its sole discretion. If te Company ROE is not    prospectively or retroactively, in the sole
     represented on the above Schedule, then the ROE     discretion of the Committee without your prior
     Formula Rate will be determined using               consent or notice.
     straight-line interpolation between the
     applicable amounts shown.


                               PAYOUT PROVISIONS

You may request that the payment of the amount credited to your Deferral Bookkeeping Account begin:


   - on the first day of a specific month and year, at least five years from date of deferral (i.e., February 1, 2011 for base salary and Annual Incentive Award deferrals, and February 1, 2013 for PG-XVI deferrals) or later; or

   - on the first day of the seventh calendar month beginning after the date of retirement, or

   - on the first day of a specific month and year after retirement (but no later than 10 years after retirement and not prior to the first day of the seventh calendar month beginning after the date of retirement).


Payments may be made in a lump sum or in 2 to 15 approximately equal annual installments.

If you choose a lump sum payment, interest equivalents for the year in which payment occurs will be credited or debited through the elected payment date or event using the ROE Formula Rate for the prior year. If you choose annual installments, the balance remaining after each installment payment will continue to be credited or debited with interest equivalents based on the ROE Formula Rate in effect under the Program for that year, or as otherwise determined by the Committee. (In the latter case, references in this Guide to "ROE Formula Rate" and related value calculations would refer to such other rate or calculation as determined by the Committee.)

Generally, each annual installment payment is calculated using an "annuity due" formula, which assumes, for calculation purposes, that the applicable ROE Formula Rate remains constant for the remainder of the elected payment schedule. Because the actual ROE and the ROE Formula Rate could fluctuate, your actual payments could vary from year to year. The first installment payment will be made on the first day of the first month following the elected payment date or event, or as administratively feasible thereafter, and the interest equivalents for that year will be credited or debited through the elected payment date or event using the ROE Formula Rate for the prior year. Thus, the crediting rate applied for an election or event (as defined) effective December 1 will reflect the Rate of the year beginning 23 months earlier, and the crediting rate applied for an election of January 1 will reflect the rate of the year beginning 12 months earlier.

The remaining installment payments will be made on or about March 31st of each year thereafter with each payment credited or debited using the ROE formula rate for the prior year. Regardless of the payout method you choose, payment of your deferral Bookkeeping Account may be accelerated upon a "Change in Control" of American Express Company. Generally, subject to governing documents, a "Change in Control" includes the acquisition of beneficial ownership by certain persons of 25% or more of the Company's common shares or all outstanding voting securities of the Company, the current Board members of the Company cease to constitute a majority thereof or certain reorganizations, mergers, consolidations, liquidations or sales of all or substantially all of the Company's assets. The timing of the payout, and the definition of a "Change in Control" are governed by the provisions of the applicable annual and long-term incentive plans and Committee actions. Refer to these documents for additional information.


If your employment by American Express Company and its affiliates terminates at any time by reason of retirement as defined above, or by reason of disability as defined under the American Jobs Creation Act of 2004, the amount credited to your Deferral Bookkeeping Account will be paid out as soon as practicable following the time and in the manner you have elected in accordance with the Deferral Request Forms in the Appendix (but not later than 10 years following retirement and no earlier than the first day of the seventh calendar month beginning after the date of retirement), with interest equivalents credited or debited as described above.


If you die before installment payments begin or are completed, your designated beneficiary (see Beneficiary Designation Form in the Appendix) or the legal representatives of your estate (if you do not designate a beneficiary or if your designated beneficiary does not survive you) will receive a lump sum as soon as practicable after your death, of the amount credited to your Deferral Bookkeeping Account, with interest equivalents credited or debited, using the ROE Formula Rate for the prior year.


If your employment by American Express Company and its affiliates terminates for any reason other than disability or death, your Deferral Bookkeeping Account will be paid out in a lump sum as soon as practicable after termination of employment (but no earlier than the first day of the seventh calendar month beginning after the date termination) with interest equivalents credited or debited for the entire period of deferral as described below:


   - for terminations prior to the end of the minimum 5-year deferral period the lesser of: (i) the initial deferred amount credited or debited annually at the ROE Formula Rate, or (ii) the initial deferred amount credited annually with the rate of return on the applicable 5-year U.S. Treasury Note, with credits or debits through your termination date (for information on the deferral period, please refer to Page 6 of this Guide); or

   - for terminations on or after the minimum 5-year deferral period: credited or debited annually using the ROE Formula Rate, with credits or debits through your termination date.

Notwithstanding anything herein to the contrary, if at the time that payment would otherwise be made to you under the Program, (i) you are an executive officer (within the meaning of Rule 3b-7 (or any successor rule) under the Securities Exchange Act of 1934 as amended from time to time) of the Company (an "Executive Officer"), or (ii) payment would be subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision) such that your employer would lose some or all of the federal income tax deduction for such payment, then such payment to you shall be further deferred (unless otherwise determined by the Committee in its sole discretion) until the first taxable year in which (x) you are no longer an Executive Officer and (y) you are no longer subject to such limitations in clause (ii) above, with appropriate income equivalents being credited or debited to your Deferral Bookkeeping Account under the Program during the additional period of deferral.

U.S. Federal/State/Local Income Tax (You are strongly urged to consult with your own personal financial, legal and tax advisors on these and any other tax consequences.)


Recent Federal Legislation: Congress recently passed the American Jobs Creation Act of 2004 (the "AJCA"), which is generally effective for 2005 and makes significant changes to area of nonqualified deferred compensation. The AJCA principally affects standards for deferral elections and distributions. Failure to satisfy the requirements of AJCA will result in the imposition of taxes, back interest, and an additional 20% penalty. In addition, the Company is now required to annually report deferred amounts on a participant's W-2 or 1099 for the year deferred, even if not currently includable in income for federal tax purposes.

In order to comply with the new rules, the Committee may, in its sole discretion in any manner and at any time without your prior consent or notice, decide to administer, operate, or amend the Program in conformity with the AJCA in an effort to maintain the effectiveness of deferral elections. See the section "Modification or Termination of Deferral" on Page 3.

Recent State Law Decisions: Recent court decisions in certain states have held that deferrals were constructively received in the year compensation was otherwise receivable and therefore subject to current taxation. Therefore, it is possible that your Initial Deferred Amount, together with interest equivalents credited thereon, may be subject to state income taxation prior to year of receipt even if the deferral is effective for federal taxation purposes. You are strongly urged to consult with your own personal tax advisor regarding possible state tax obligations with respect to your Initial Deferred Amount under the Program.

If under the AJCA, applicable state tax law decisions or future legislative or administrative guidance your deferral elections are deemed to be ineffective or if the U.S. Internal Revenue Service ("IRS") otherwise does not give effect to your deferral election, either when made, or at a later date, this may result in the Initial Deferred Amount being included in your income in the year it is otherwise payable, and the inclusion of interest equivalents in your income in the year such interest equivalents are credited. These income amounts would be subject to current tax and tax withholding and you would also have to pay interest on any underpayment of tax together with an additional 20% penalty on compensation which is required to be included in income.

                           U.S. SOCIAL SECURITY TAX

For U.S. Social Security (FICA) tax purposes, the Initial Deferred Amount will be subject to FICA tax in the year that your 2005 Annual Incentive Award, 2005 base salary and/or PG Awards would otherwise be payable as if the deferral had not taken place. Thus, you will be subject to FICA tax on the initial deferral amounts. As background, FICA tax consists of two components: (i) old-age, survivors and disability insurance tax assessed at 6.2% on compensation up to $90,000 for 2005, and (ii) Medicare tax assessed at a rate of 1.45% on all applicable compensation. You should leave enough "net pay" in one or more of: your 2005 Annual Incentive Award, 2005 base salary and/or PG Award, to cover the total FICA tax amounts which will be taken at the time of deferral as well as all other pre- and post-tax deductions.

In addition, premium interest earned on deferred compensation balances will be subject to FICA tax when vested. "Premium" interest consists of the excess of a program's annual interest rate over a benchmark rate. The highest rate approved by the IRS at this time is the Moody's Average Corporate Bond Yield, which the Company will use to calculate premium interest subject to FICA. Therefore, for example, if the crediting rate for 2005 were 15% and the Moody's rate for that year were 7%, the 8% premium interest credited would be subject to FICA when vested.

Under the 2005 Program, interest equivalents vest when the 5-year employment/deferral period is completed for each deferral amount you elect or when you become "retirement" eligible (worldwide definition under the Program of at least 55 years of age with at least 10 years of service). As each 5-year employment/deferral period following a deferral election is completed, the credited interest equivalents applicable to that election vest and the premium portion then becomes subject to FICA, to be withheld in February of the vesting year (e.g., premium interest equivalents credited under the 2005 Program for an AIA deferral will become subject to FICA tax withholding in 2/11). However, in the year you become retirement eligible, all unvested interest equivalents for all deferral elections vest, and the premium portion then becomes subject to FICA tax, to be withheld in February of the following year (e.g., if an employee becomes retirement eligible in 2006, the premium interest equivalents credited under the 2005 Program will become subject to FICA tax withholding in 2/07).


The two foregoing sections are not intended and should not be construed as tax advice. You are strongly urged to review all aspects of a possible deferral with your own tax advisor, including all U.S. federal, state or local and foreign tax consequences, in light of your individual circumstances. If you are working outside the U.S. and/or are subject to foreign tax laws, it is particularly important that you review a possible deferral with your tax advisor.

                     IRREVOCABILITY OF DEFERRAL REQUESTS:
                             HARDSHIP WITHDRAWALS

A request for deferred payment of your 2005 Annual Incentive Award, 2005 base salary and/or PG Award is irrevocable. You may not ask for different terms. An exception to this rule is possible subject to the provisions of the Guide and applicable Deferral Document, only if the occurrence of an unforeseeable emergency, as defined under the American Jobs Creation Act of 2004 (AJCA), is demonstrated to, and approved by, the Committee. Any withdrawal can never be returned to your Deferral Bookkeeping Account and will be subject to U.S. income tax and other taxes in the year it is received by you, as described in more detail above. Under these standards, hardship withdrawals will only be allowed under rare and unusual circumstances and should not be relied upon for financial planning purposes.

                                 SOME CAVEATS


Since the request to defer payment of your 2005 Annual Incentive Award, 2005 base salary and/or PG-XVI Award, once approved, is irrevocable, the decision to do so requires careful personal financial planning. Please carefully review your planned deferral with your personal financial, legal and tax planning advisors prior to making such a request. Among the considerations may be: the impact on your participation in U.S. benefit plans (see pages 12 to 14); your cashflow needs; and planning for stock option exercises or stock purchases (e.g., to achieve your stock ownership guideline level, if you have been notified of participation in that program).


The Deferral Program is unfunded and all payments are made out of the general assets of your employer. Your employer is not required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amount under the Program. Payments under the Program are neither subordinate nor superior to the claims of the employer's general creditors. Amounts deferred under the Program may be used for any corporate purpose by your employer; you and anyone claiming under or through you will, of course, have no interest in any such corporate assets or in any proceeds therefrom.


As a condition to your eligibility to defer your 2005 Annual Incentive Award, 2005 base salary and/or PG-XVI Award, it is understood and agreed that you will provide complete and valid information (including, but not limited to, your U.S. Social Security number), signatures and consents on all documents, and you will take such other actions that the employer determines may be necessary or desirable.


It is understood that a deferral election does not constitute a contract or an agreement, express or implied, of your continued employment by the Company or its affiliates for any period of time.


All deferrals are subject to the provisions of this Guide, the applicable Incentive Plan document, the applicable Deferral Plan document, the 1998 Plan document, and the PG-XVI Award agreement. You should carefully review the applicable plan documents before making your deferral decision. Your applicable Incentive Plan document, Deferral Plan document and the 1998 Plan document are available upon request.



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You should also consider, in consultation with your advisors, the impact of the recent U.S. federal tax legislation (AJCA), recent state tax decisions affecting deferred compensation and the possibility of future legislative or interpretive changes in the tax law, which might affect the taxation of deferred amounts and/or the interest equivalents credited or debited thereon.

                 ADDITIONAL DETAILS ON INITIAL DEFERRED AMOUNT

2005 ANNUAL INCENTIVE AWARD              2005 BASE SALARY                          PG-XVI AWARD

If your actual 2005 Annual               The Initial Deferred Amount will be       If your actual PG-XVI Award value
Incentive Award otherwise payable        deducted in equal installments from       available for deferral is less
on or about February 2006 is less        your 2005 paychecks, starting where       than your elected Initial Deferred
than your elected Initial Deferred       administratively possible with the        Amount, your entire PG-XVI Award
Amount, your entire 2005 Award           first paycheck after January 24,          would be deferred, and your
would be deferred, and your Initial      2005. Interest equivalents on your        Initial Deferred Amount for the
Deferred Amount for the purposes of      base salary deferral will be              purposes of the 2005 Deferral
the 2005 Deferral Program would be       credited or debited annually based        Program would be reduced
reduced accordingly.                     on the amount of time deferred.           accordingly.

(Note: if part of your 2005 Award        When you are deciding how much base
is paid on an accelerated basis in       salary, if any, to elect to defer,
late 2005, the Company will              you should take into account these
determine the amount of the Initial      factors:
Deferred Amount to be taken from
the late 2005 and the February 2006      BEFORE-TAX DEDUCTIONS
amounts. However, interest               After deducting from your biweekly
equivalents on all deferred amounts      base salary the biweekly deferral
will be credited/debited beginning       amount (i.e., Initial Deferred
on the February 2006 payment date.       Amount divided by the number of
It is possible that in these and         paychecks remaining after January
other circumstances, less than all       24, 2005), the remaining base
of your elected Initial Deferred         salary amount must at least cover
Amount will actually be deferred,        your before-tax deductions for all
and your elected Initial Deferred        employee benefit plans, such as the
Amount for the purposes of the 2005      Medical, Dental, Dependent Care and
Deferral Program would be reduced        Health Care Reimbursement Plans
accordingly.)                            participation.  If your "net pay"
                                         is insufficient to cover before-tax
                                         deductions, the Company retains the
                                         right to reduce your deferral
                                         election(s) in its sole discretion.

                                         AFTER-TAX DEDUCTIONS
                                         You must leave enough "net pay"
                                         (i.e., after all before-tax benefit
                                         deductions, deferrals and taxes) in
                                         each paycheck to cover your after-tax
                                         deductions (e.g., FICA/Medicare tax on
                                         deferrals and other items such as tax on dividends, life insurance, long term disability, other benefits, United
                                         Way, etc.). If your "net pay" is
                                         insufficient to cover after-tax
                                         deductions, the Company retains the
                                         right to reduce your deferral
                                         election(s) in its sole discretion.

                 IMPACT OF TRANSFER ON INITIAL DEFERRED AMOUNT

2005 ANNUAL INCENTIVE AWARD              2005 BASE SALARY                    PG-XVI AWARD

If you transfer from your current        If you transfer from your            If you transfer from your current
employer to another American             current employer to another          employer to another American
Express Company affiliate or             American Express Company             Express Company affiliate or
American Express Company, as the         affiliate or American Express        American Express Company, as the
case may be, your request for            Company, as the case may be,         case may be, your request for
deferred payment of any 2005 Annual      the deferral of your 2005 base       deferred payment of your PG-XVI
Incentive Award would first be met       salary will continue with your       Award will continue with your new
from any 2005 Award granted to you,      new employer to the extent           employer to the extent
and any remaining amount to be           administratively feasible as         administratively feasible as
deferred to satisfy your deferral        determined by the Company,           determined by the Company, subject
request would normally be taken          subject to the provisions of         to the provisions of this Guide.
from any incentive award granted to      this Guide.
you by your new employer to the
extent administratively feasible as
determined by the Company, subject
to the provisions of this Guide.


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                          Effect of Deferred Amounts
                            on Pension Calculations

2005 ANNUAL INCENTIVE AWARD              2005 BASE SALARY                     PG-XVI AWARD
Under current U.S. IRS rules,            Under current U.S. IRS rules,        Not applicable, any payout under
deferred amounts cannot be included      deferred amounts cannot be           the PG-XVI Award is not included
for purposes of computing benefits       included for purposes of             for purposes of computing benefits
under a qualified, defined benefit       computing benefits under a           under any pension plan.
pension plan (e.g., the American         qualified, defined benefit
Express Retirement Plan). However,       pension plan (e.g., the
if you are eligible under the            American Express Retirement
American Express Supplemental            Plan).  However, if you are
Retirement Plan, which is an             eligible under the American
unfunded, non-qualified plan, the        Express Supplemental Retirement
Initial Deferred Amount from a 2005      Plan, which is an unfunded,
Award may be treated as pensionable      non-qualified plan, the base
compensation under that plan for         salary deferral portion of the
the year in which it would               Initial Deferred Amount may be
otherwise have been paid.                treated as pensionable
                                         compensation under that plan
                                         for the year in which it would
                                         otherwise have been paid.

                IMPACT OF DEFERRAL ON U.S. SECTION 401(K) PLANS
                            AND OTHER BENEFIT PLANS

2005 ANNUAL INCENTIVE AWARD              2005 BASE SALARY                          PG-XVI AWARD
Not applicable                        If you currently contribute to a             Not applicable
                                      U.S. qualified Section 401(k)
                                      defined contribution plan (e.g., the
                                      American Express Incentive Savings
                                      Plan), your designated "percent of
                                      base salary" for that purpose will
                                      be applied to your biweekly base
                                      salary after it has been reduced by
                                      the Initial Deferred Amount (on a
                                      biweekly basis) that you elected to
                                      defer under this base salary part of
                                      the 2005 Deferral Program. Thus, the
                                      total amount you can contribute to
                                      the U.S. Section 401(k) plan and
                                      your employer's contribution, if
                                      any, could both be reduced if you
                                      choose to defer base salary under
                                      the 2005 Deferral Program. In
                                      addition, your share of the
                                      employer's U.S. ISP Profit Sharing
                                      and Stock Contribution will be based
                                      on the base salary after reduction
                                      for deferrals. However, if you are
                                      eligible under the U.S. American
                                      Express Supplemental Retirement
                                      Plan, which is an unfunded,
                                      non-qualified plan, the base salary
                                      deferral portion of the Initial
                                      Deferred Amount may be treated as
                                      eligible compensation for purposes
                                      of certain Company allocations
                                      (e.g., with respect to certain
                                      employer contributions that cannot
                                      be made under the qualified American
                                      Express Incentive Savings Plan) in
                                      the year the base salary would
                                      otherwise have been paid. Also, the
                                      Initial Deferred Amount and any
                                      interest equivalents from this 2005
                                      Deferral Program that are paid to
                                      you in the future cannot be used as
                                      a basis for contributions to the
                                      Section 401(k) plan in the year of
                                      receipt.

                                      Any applicable benefits under U.S. life
                                      insurance and long-term disability
                                      programs are based on annual base
                                      salary, and therefore, should not be
                                      affected by an election to defer under
                                      this base salary part of the 2005
                                      Deferral Program.

                                   APPENDIX



-------------------------------------------------------------------------------


  - Worksheet for 2005 Pay-for-Performance Deferral Program (required for any deferral request)


  - Election Form for 2005 Annual Incentive Award (otherwise payable on or about February 2006)


  - Election Form for 2005 Base Salary (otherwise payable in 2005)


  - Election Form for PG-XVI Award Granted
    (otherwise payable on or about February 2008)



  - Comprehensive Designation of Beneficiary Form (optional for any deferral request)

-------------------------------------------------------------------------------

This page left intentionally blank.

Worksheet for
2005Pay-for-Performance
Deferral Program


                     COMPLETION AND RETURN OF THIS FORM IS
                     REQUIRED FOR YOUR DEFERRAL ELECTION.


1.   Print Full Name:



2. Annual Base Salary (as of 12/31/04 or a later start $ date for a new hire):



3.   Deferral Amounts Elected From:


     (a) 2005 Annual Incentive Award (otherwise payable on or about February
         2006): $

     (b) 2005 Base Salary (otherwise payable in 2005)*: $


     (c) Portfolio Grant-XVI Award Value (otherwise payable on or about February 2008): $


     Total (a,b,c) (minimum $5,000 from each source (a,b,c) $ you select to a maximum of 100% of base salary shown on line 2 from all three sources combined): $






Signature:                                                   Date:




*If you elect to defer your base salary, please keep in mind your base salary after deducting for your deferral amount must at least cover your before-tax contributions for all employee plans. In addition, please refer to Pages 12 and 13 of this Guide to ensure you understand the impact of deferrals on your 401(k) contributions and other benefit plans.


Any terms and features of, and rights and benefits under, the 2005 Pay-for-Performance Deferral Program Guide and your deferral election may be interpreted, modified or terminated by the Committee in its sole discretion in any manner and at any time without your prior consent or notice (including, but not limited to, deferring the payment date and alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to the AJCA, applicable regulations thereunder, and other IRS guidance. The ROE Formula Rate applied to my deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without my prior consent or notice.

This page left intentionally blank.

                         DEFERRED PAYMENT REQUEST FORM

                   FOR ANY AWARD FOR 2005 PERFORMANCE UNDER

                      THE AMERICAN EXPRESS COMPANY ANNUAL
                             INCENTIVE AWARD PLAN

                  (TO THE EXTENT APPLICABLE TO YOU, INCLUDING
                   ANY SUCCESSOR PLAN, THE "INCENTIVE PLAN")


          (AS PART OF THE 2005 PAY-FOR-PERFORMANCE DEFERRAL PROGRAM)



If you are requesting deferred payment, please fill in the appropriate information, and sign, date and return this form promptly as indicated below.

          To: The Compensation and Benefits Committee of the Board of
                                 Directors of
                           American Express Company


  Subject to the provisions of the applicable Incentive Plan or any successor plan, and the 2005 Deferral Program Guide, I hereby request that any award for services rendered for performance year 2005 be paid to me as indicated on this form.


-------------------------------------------------------------------------------

Print Full Name:

Initial Deferred Amount:

I hereby elect to defer the payment of a total of: $______________ of my 2005 Award otherwise payable on or about February 2006 under the Incentive Plan. If my actual 2005 Award is less than my elected deferral amount, the 2005 Award portion of my Initial Deferred Amount would then be equal to my actual 2005 Award amount. (Minimum deferral under the 2005 Pay-for-Performance Deferral Program is $5,000, taken separately from any one source; maximum deferral from all sources combined (annual incentive award, base salary, and/or Portfolio Grant-XVI Award) is equal to 100% of your annual base salary.) Please also complete and return the worksheet on page 16.


Period of Deferral:
Please begin deferred payment(s) on: (check and fill in only one choice)



[ ] First day of a specific month and year (i.e., February 1, 2011 or later):
     __________________; or                                     (month, year)

[ ] First day of the seventh calendar month beginning after the retirement date (i.e., the date my employment terminates following my attainment of age 55 and 10 actual or deemed years of service with American Express Company or its affiliates or such other date, all as determined by the Committee in its sole discretion): or

[ ]  First day of a specific month and year after retirement:
     ____________________ years after retirement (not to exceed 10 years after retirement but no earlier than the first day of the seventh month beginning after the retirement date).

Payment Schedule:
The deferred payment(s) should be paid as follows (subject to earlier or later payment provisions under the program):

Check and fill in only one choice.

[ ]  Lump sum on or about the applicable date indicated on page 18; or

[ ]  Paid in the following number of annual installments (not to exceed 15):
     _______________, beginning on or about the applicable date indicated on page 18 (subsequent installment payments will generally be made on or about March 31st of each year thereafter).


I have read my applicable Incentive Plan document and the 2005 Deferral Program Guide, and understand and agree that:

-- This request is irrevocable.).

-- Any terms and features of, and rights and benefits under, the 2005 Pay-for-Performance Deferral Program Guide and my deferral election may be interpreted, modified or terminated by the Compensation and Benefits Committee of the Board of Directors of American Express Company (the "Committee"), in its sole discretion in any manner and at any time without my prior consent or notice (including, but not limited to, deferring the payment date and alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to the AJCA, applicable regulations thereunder, and other IRS guidance. The ROE Formula Rate applied to my deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without my prior consent or notice.

-- Deferred amounts are subject to the conditions and provisions of my applicable Incentive Plan document or any successor plan, and to the 2005 Deferral Guide.



Print Full Name:

Social Security Number:

Business Unit, Location, Telephone:

Signature:                                                            Date:



This form must be received on or before Friday, December 31, 2004 by [Esther Blankenship], 200 Vesey St. New York, NY 10285 Mail Drop: 01-35-08, USA. Forms received after December 31, 2004 cannot be considered.


Note: Fax will be accepted, however, original must be sent immediately following.

Fax number: (212) 640-0345

                           American Express Company



                     SALARY DEFERRAL PLAN DEFERRED PAYMENT

                       REQUEST FORM FOR 2005 BASE SALARY

          (AS PART OF THE 2005 PAY-FOR-PERFORMANCE DEFERRAL PROGRAM)



If you are requesting deferred payment, please fill in the appropriate information, and sign, date and return this form promptly as indicated below.

          To: The Compensation and Benefits Committee of the Board of
                                 Directors of
                           American Express Company


   Subject to all applicable provisions of the Salary Deferral Plan and the
        2005 Deferral Program Guide, I hereby request that my 2005 base salary be paid to me on a deferred basis as indicated on this form.



-------------------------------------------------------------------------------

Print Full Name:

Initial Deferred Amount:

I hereby elect to defer the payment of a total of: $______________ of my 2005 base salary (otherwise payable in 2005), after deduction of any applicable before-tax benefit deductions, in equal installments from my 2005 paychecks, starting with the paycheck for services beginning on or about January 24, 2005 (e.g., February 4, 2005 paycheck). (Minimum deferral under the 2005 Pay-for-Performance Deferral Program is $5,000, taken separately from any one source; maximum deferral from all sources combined (annual incentive award, base salary, and/or Portfolio Grant-XVI Award) is equal to 100% of your annual base salary). Please also complete and return the worksheet on page 16.


Period of Deferral:
Please begin deferred payment(s) on: (check and fill in only one choice)



[ ] First day of a specific month and year (i.e., February 1, 2011 or later):
     __________________; or                                    (month, year)

[ ] First day of the seventh calendar month beginning after the retirement date (i.e., the date my employment terminates following my attainment of age 55 and 10 actual or deemed years of service with American Express Company or its affiliates or such other date, all as determined by the Committee in its sole discretion): or

[ ]  First day of a specific month and year after retirement:
     ____________________ years after retirement (not to exceed 10 years after retirement but no earlier than the first day of the seventh calendar month beginning after the retirement date).

Payment Schedule:
The deferred payment(s) should be paid as follows (subject to earlier or later payment provisions under the program):

Check and fill in only one choice.

[ ] Lump sum on or about the applicable date indicated on page 20; or

[ ] Paid in the following number of annual installments (not to exceed 15):
    _______________, beginning on or about the applicable date indicated on page 20 (subsequent installment payments will generally be made on or about March 31st of each year thereafter).


I have read the Salary Deferral Plan and the 2005 Deferral Program Guide, and understand and agree that:

 --  This request is irrevocable.

 -- The terms and features of the 2005 Pay-for-Performance Deferral Program Guide and this deferral election may be interpreted, modified or terminated by the Compensation and Benefits Committee of the Board of Directors of American Express Company (the "Committee") at its sole discretion in any manner and at any time without prior consent by or notice to me, except as otherwise provided in the 2005 Deferral Program Guide.

 -- Deferred amounts are subject to the provisions of the Salary Deferral Plan and the 2005 Deferral Guide.



Print Full Name:

Social Security Number:

Business Unit, Location, Telephone:

Signature:                                                            Date:



This form must be received on or before Friday, December 31, 2004 by Esther Blankenship, 200 Vesey St. New York, NY 10285, Mail Drop: 01-35-08, USA. Forms received after December 31, 2004 cannot be considered.


Note: Fax will be accepted, however, original must be sent immediately following.

Fax number: (212) 640-0345


Any terms and features of, and rights and benefits under, the 2005 Pay-for-Performance Deferral Program Guide and your deferral election may be interpreted, modified or terminated by the Compensation and Benefits Committee of the Board of Directors of American Express Company (the "Committee"), in its sole discretion in any manner and at any time without your prior consent or notice (including, but not limited to, deferring the payment date and alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to the AJCA, applicable regulations thereunder, and other IRS guidance. The ROE Formula Rate applied to my deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without my prior consent or notice.

                           American Express Company



                             PORTFOLIO GRANT AWARD
                         DEFERRED PAYMENT REQUEST FORM

                              FOR "PG-XVI AWARD"

          (AS PART OF THE 2005 PAY-FOR-PERFORMANCE DEFERRAL PROGRAM)



If you are requesting deferred payment, please fill in the appropriate information, and sign, date and return this form promptly as indicated below.

          To: The Compensation and Benefits Committee of the Board of
                                 Directors of
                           American Express Company


  Subject to all applicable provisions of the American Express 1998 Incentive Compensation Plan (the "1998 Plan") and the 2005 Deferral Program Guide, I
    hereby request that the performance/portfolio grant ("PG") Award issued under the 1998 Incentive Compensation Plan on or about 2005 which will be valued based on 2005-2007 performance
    (known as the "PG-XVI Award") be paid to me as indicated on this form.



-------------------------------------------------------------------------------

Print Full Name:

Initial Deferred Amount:

I hereby elect to defer the payment of a total of: $______________ of my PG-XVI Award (otherwise payable on or about February 2008). If my actual PG-XVI Award value is less than my elected deferral amount, the PG-XVI Award portion of my Initial Deferred Amount would then be equal to my actual PG-XVI Award amount. (Minimum deferral under the 2005 Pay-for-Performance Deferral Program is $5,000 taken separately from any one source, maximum deferral from all sources combined (annual incentive award, base salary, and/or Portfolio Grant-XVI Award) is equal to 100% of your annual base salary). Please also complete and return the worksheet on page 16.


Period of Deferral:
Please begin deferred payment(s) on: Check and fill in only one choice.


[ ] First day of a specific month and year (i.e., February 1, 2013 or later):
                    ; or                                        (month,  year)

[ ] First day of the seventh calendar month beginning after the retirement date (i.e., the date my employment terminates following my attainment of age 55 and 10 actual or deemed years of service with American Express Company or its affiliates or such other date, all as determined by the Committee in its sole discretion): or

[ ]  First day of a specific month and year after retirement:
     ____________________ years after retirement (not to exceed 10 years after retirement but no earlier than the first day of the seventh calendar month beginning after the retirement date).

Payment Schedule:
The deferred payment(s) should be paid as follows (subject to earlier or later payment provisions under the program):

Check and fill in only one choice.

[ ] Lump sum on or about the applicable date indicated on page 22; or

[ ] Paid in the following number of annual installments (not to exceed 15):
    _______________, beginning on or about the applicable date indicated on page 22 (subsequent installment payments will generally be made on or about March 31st of each year thereafter).


I have read the 1998 Plan, the PG-XVI Award letter and the 2005 Deferral Program Guide, and understand and agree that:

 --  This request is irrevocable.

 -- The terms and features of the 2005 Pay-for-Performance Deferral Program Guide and this deferral election may be interpreted, modified or terminated by the Compensation and Benefits Committee of the Board of Directors of American Express Company (the "Committee") at its sole discretion in any manner and at any time without prior consent by or notice to me, except as otherwise provided in the 2005 Deferral Program Guide.

 -- Deferred amounts are subject to the conditions and provisions of the 1998 Plan, the PG-XVI Award agreement and the 2005 Deferral Guide.


Print Full Name:

Social Security Number:

Business Unit, Location, Telephone:

Signature:                                                            Date:

This form must be received on or before Wednesday, December 31, 2003 by Esther Blankenship, 200 Vesey St. New York, NY 10285, Mail Drop: 01-35-08, USA. Forms received after December 31, 2003 cannot be considered.

Note: Fax will be accepted, however, original must be sent immediately following.

Fax number:(212) 640-0345


Any terms and features of, and rights and benefits under, the 2005 Pay-for-Performance Deferral Program Guide and your deferral election may be interpreted, modified or terminated by the Compensation and Benefits Committee of the Board of Directors of American Express Company (the "Committee"), in its sole discretion in any manner and at any time without your prior consent or notice (including, but not limited to, deferring the payment date and alignment with legislative and regulatory developments) provided that such interpretation, modification or termination shall not cause deferred amounts to fail to meet the requirement for favorable tax treatment pursuant to the AJCA, applicable regulations thereunder, and other IRS guidance. The ROE Formula Rate applied to my deferred balance may be changed, prospectively or retroactively, in the sole discretion of the Committee without my prior consent or notice.

                           American Express Company


                   COMPREHENSIVE DESIGNATION OF BENEFICIARY

(Note: if you have previously submitted a Comprehensive Designation of Beneficiary Form, you do not need to submit a new form unless you are making a change.)


This beneficiary designation revokes all prior designations, if any, made by me under all deferral programs, including all prior Pay-for-Performance Deferral Programs, the American Express Company 1985 Career Investment Option Agreement, and the American Express Company 1990 Deferral Program. It also applies to deferrals to be made under the 2005 Pay-for-Performance deferral program guide and any subsequent deferral agreements which I may enter into with American Express Company or one of its subsidiaries. All of such past, present and future arrangements or agreements will be referred to collectively as the "Agreements." In accordance with the terms of the Agreements, which govern the dispensation of all deferred compensation arrangements which I have entered into, am entering into, or will enter into, I hereby revoke all prior beneficiary designations, if any, made by me under the Agreements. I hereby designate the following as the beneficiary or beneficiaries of all accounts payable under such Agreements by reason of my death. Subject to the provisions of the Agreements, the following designation of beneficiary will remain in effect unless specifically revoked by me in writing. If no beneficiary survives me, such payments shall be paid to the legal representative of my estate.


PRIMARY BENEFICIARY

 -- If two primary beneficiaries are designated and one primary beneficiary predeceases me, such payment will be payable to the primary beneficiary who survives me.

 -- If three or more primary beneficiaries are designated and if any primary beneficiary predeceases me, the primary beneficiaries living at my death shall share equally in that which would otherwise have been payable to such deceased primary beneficiaries. If there are no primary beneficiaries living at my death, please see secondary beneficiary election below.

        Full Name                Relationship                                              Percentage Share
      of Beneficiary            to Participant                 Full Address                   of Payments
      --------------            --------------              --------------------           -----------------



SECONDARY BENEFICIARY (TO TAKE IF NO PRIMARY BENEFICIARY SURVIVES ME):
  -- If two secondary beneficiaries are designated and one secondary beneficiary predeceases me, such payment will be payable to the secondary beneficiary who survives me.

 -- If three or more secondary beneficiaries are designated and if any secondary beneficiary predeceases me, the secondary beneficiaries living at my death shall share equally in that which would otherwise have been payable to such deceased secondary beneficiaries.

        Full Name                Relationship                                              Percentage Share
      of Beneficiary            to Participant                 Full Address                   of Payments
      --------------            --------------              --------------------           -----------------





--------------------------------------------             ---------------------------------------------
Participant's Signature                Date              Spouse's Signature (if needed)*          Date


--------------------------------------------             ---------------------------------------------
Print Full Name of Participant                           Print Full Name of Spouse


--------------------------------------------             ---------------------------------------------
Signature of Witness                   Date              Signature of Witness                     Date


--------------------------------------------             ---------------------------------------------
Print Full Name of Witness                               Print Full Name of Witness



*Spouse's signature is required if the award holder resides in a community property state (including, but not limited to, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas or Washington).


  The above Beneficiary Designation is hereby acknowledged and placed on file this __________ day of _______________, 20____.

                              Plan Administrator

          By: _______________________________________________________





Please return the original, executed form to: Esther Blankenship, 200 Vesey St. New York, NY 10285, Mail Drop: 01-35-08, USA.



Note: Signing this Beneficiary Designation will cause all prior designations, if any, made by me to no longer be in effect.